                                                                  EXECUTION COPY








                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                       DUALSTAR TECHNOLOGIES CORPORATION,

                                 PARACOMM INC.,

                                       AND

                               MADELEINE, L.L.C.,

                             PCM ACQUISITIONS CORP.













--------------------------------------------------------------------------------

                            DATED AS OF JULY 9, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II PURCHASE AND SALE OF ASSETS............................................................................1

   Section 2.1       Description of Assets........................................................................1
                     ---------------------

   Section 2.2       Preservation of Books and Records............................................................3
                     ---------------------------------

   Section 2.3       Assumed Liabilities..........................................................................4
                     -------------------

   Section 2.4       Intentionally Omitted........................................................................4
                     ---------------------

   Section 2.5       Liabilities Not Assumed......................................................................4
                     -----------------------

ARTICLE III PURCHASE PRICE........................................................................................4

   Section 3.1       Purchase Price...............................................................................4
                     --------------

   Section 3.2       Determination of Pre-Closing Adjustments to Purchase Price...................................5
                     ----------------------------------------------------------

   Section 3.3       Cash Collections.............................................................................5
                     ----------------

   Section 3.4       Prorations...................................................................................5
                     ----------

   Section 3.5       Purchase Price Allocation....................................................................6
                     -------------------------

   Section 3.6       Post-Closing Audit...........................................................................6
                     ------------------

   Section 3.7       Post-Closing Purchase Price Adjustment.......................................................7
                     --------------------------------------

   Section 3.8       Final Purchase Price.........................................................................8
                     --------------------

ARTICLE IV Closing................................................................................................8

   Section 4.1       Closing......................................................................................8
                     -------

   Section 4.2       Deliveries by Seller and the Seller's Parent.................................................8
                     --------------------------------------------

   Section 4.3       Deliveries by Buyer and Buyer's Parent.......................................................9
                     --------------------------------------







ARTICLE V Representations And Warranties.........................................................................10

   Section 5.1       Representations of Buyer and Buyer's Parent.................................................10
                     -------------------------------------------

   Section 5.2       Representations of Seller and Seller's Parent...............................................11
                     ---------------------------------------------

ARTICLE VI Covenants.............................................................................................22

   Section 6.1       Covenants Regarding Seller's Conduct of the Business Pending the Closing....................22
                     ------------------------------------------------------------------------

   Section 6.2       No Other Negotiations.......................................................................23
                     ---------------------

   Section 6.3       Additional Covenants........................................................................24
                     --------------------

   Section 6.4       Announcements...............................................................................24
                     -------------

   Section 6.5       Access to Records...........................................................................25
                     -----------------

   Section 6.6       Transition of Clients.......................................................................25
                     ---------------------

   Section 6.7       Environmental Audit.........................................................................25
                     -------------------

   Section 6.8       Sales and Transfer Taxes....................................................................25
                     ------------------------

ARTICLE VII Conditions Precedent To Obligations Of Seller And The parent.........................................26

   Section 7.1       Conditions to Obligations of Seller.........................................................26
                     -----------------------------------

ARTICLE VIII Conditions Precedent To Obligations Of Buyer........................................................26

   Section 8.1       Conditions to Obligations of Buyer..........................................................26
                     ----------------------------------

   Section 8.2       No Remaining Outstanding Debt of Seller.....................................................27
                     ---------------------------------------

   Section 8.3       Operation of the Business...................................................................27
                     -------------------------

   Section 8.4       Consents....................................................................................27
                     --------

   Section 8.5       Opinion of Counsel of Seller................................................................28
                     ----------------------------

   Section 8.6       Fairness Opinion............................................................................28
                     ----------------

   Section 8.7       Preliminary Adjustment Report...............................................................28
                     -----------------------------

ARTICLE IX Indemnification.......................................................................................28

   Section 9.1       Survival of Representations, Warranties and Agreement.......................................28
                     -----------------------------------------------------





   Section 9.2       Indemnification.............................................................................28
                     ---------------

   Section 9.3       Limitations on Indemnification..............................................................29
                     ------------------------------

   Section 9.4       Certain Tax Matters.........................................................................30
                     -------------------

   Section 9.5       Procedure for Indemnification with Respect to Third Party Claims............................30
                     ----------------------------------------------------------------

   Section 9.6       Set Off and Recoupment......................................................................31
                     ----------------------

ARTICLE X Termination, Amendment And Waiver......................................................................31

   Section 10.1      Termination.................................................................................31
                     -----------

   Section 10.2      Results of Termination......................................................................32
                     ----------------------

   Section 10.3      Amendment...................................................................................32
                     ---------

ARTICLE XI Miscellaneous.........................................................................................32

   Section 11.1      Non-Competitions; Non-Disclosure; Non-Solicitation..........................................32
                     --------------------------------------------------

   Section 11.2      Expenses....................................................................................33
                     --------

   Section 11.3      Notices.....................................................................................33
                     -------

   Section 11.4      Specific Performance........................................................................34
                     --------------------

   Section 11.5      Third Party Beneficiaries...................................................................34
                     -------------------------

   Section 11.6      Entire Agreement............................................................................34
                     ----------------

   Section 11.7      Binding Effect, Benefits, Assignments.......................................................34
                     -------------------------------------

   Section 11.8      Applicable Law..............................................................................35
                     --------------

   Section 11.9      Jurisdiction................................................................................35
                     ------------

   Section 11.10        Severability.............................................................................35
                        ------------

   Section 11.11        Bulk Sales...............................................................................35
                        ----------

   Section 11.12        Further Assurances.......................................................................35
                        ------------------

   Section 11.13        Counterparts.............................................................................35
                        ------------

   Section 11.14        Headings.................................................................................35
                        --------

Exhibits
--------

A      Bill of Sale, Assumption and Assignment Agreement

B      Waiver

C      Opinion of counsel to Seller and Seller's Parent



Schedules

2.1(a)(i)         Material Contracts

2.1(a)(ii)        Unbilled Services

2.1(a)(iii)       Permits

2.1(a)(v)         Personal Property

2.1(a)(vii)       Real Property Leases

2.1(a)(viii)      Personal Property Leases

2.1(a)(ix)        Intellectual Property

2.1(a)(x)         Miscellaneous Assets

2.1(a)(xi)        Causes of Action

2.1(b)(ii)        Excluded Real Estate Assets

2.3               Assumed Liabilities

3.5               Purchase Price Allocation

5.2(b)            Consents

5.2(e)            Material Changes

5.2(f)            Liabilities

5.2(j)            Intellectual Property

5.2(k)            Litigation

5.2(n)            Transactions with Affiliates

5.2(x)            Vendors, Suppliers, Subscribers and Customers

5.2(y)            Land Use

5.2(z)(i)         Rights of Entry

5.2(z)(ii)        Subscribers

5.2(bb)           Indebtedness

Annex I:          Index of Defined Terms
-------

                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT dated as of July 9, 2003, by and among Madeleine, L.L.C., a New York limited liability company ("Buyer's Parent"), PCM Acquisitions Corp., a Delaware Corporation and wholly-owned subsidiary of Buyer's Parent ("Buyer"), ParaComm Inc., a Delaware corporation ("Seller"), and DualStar Technologies Corporation, a Delaware corporation and sole shareholder of Seller ("Seller's Parent").

                                R E C I T A L S:
                                 - - - - - - - -

                  WHEREAS, Seller is engaged in the business of providing subscription television and cable services from various locations (the "Locations") in Florida (hereinafter referred to as the "Business");

                  WHEREAS, Seller's Parent has issued to Buyer's Parent that certain Second Amended and Restated Promissory Note (the "Old Note"), dated as of December 1, 1999, in the principal amount of $12,500,000; and

                  WHEREAS, Buyer desires to purchase and Seller desires to sell substantially all of the operating assets used in the Business, upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  The defined terms in this Agreement are referenced in Annex I. All definitions are to be equally applicable to the singular, plural, masculine, feminine and neuter forms of the terms herein defined.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

                  Section 2.1 Description of Assets. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery from Seller, of all right, title and interest of Seller, free and clear of all liens, claims and encumbrances of any nature ("Liens"), other than any Lien held by Buyer's Parent, in and to all of the assets, properties, rights (contractual or otherwise) and business of Seller that are owned by Seller and are used in connection with the Business other than the Excluded Assets (as hereinafter defined), including, without limitation, those set forth below (collectively, the "Assets"):

                  (i) all contracts (including, without limitation, contracts for the provision of cable services or Right of Entry Agreements), rights of way, agreements, contract rights, license agreements, customer contracts, supplier agreements and other franchise rights and agreements, purchase and sales orders, quotations and executory commitments, instruments, guarantees, indemnifications, arrangements and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) and used in conducting the Business (other than insurance policies) (the "Contracts") as listed on
         Schedule 2.1(a)(i);

                  (ii) all unbilled services and work in process relating to or arising out of the operation of the Business, all of which are listed on Schedule 2.1(a)(ii);


                  (iii) all franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body used in conducting the Business (to the extent the same are transferable) (the "Permits") including, without limitation, the Permits listed on Schedule 2.1(a)(iii), such Schedule to include all Permits that are material to the Business;

                  (iv) All books of account, customer lists, client lists, employee lists, files, papers, records and telephone numbers used in conducting the Business;

                  (v) all inventory, machinery, equipment, tooling, parts, furniture, supplies, vehicles, receivables, office furniture and equipment (the "Personal Property"), including the Personal Property listed on Schedule 2.1(a)(v), such Schedule to include all Personal Property that is used to operate the Business;

                  (vi) all of the right, title and interest of Seller in the benefits of all insurance covering the loss of or damage to the Assets or the Business;

                  (vii) the leases of Real Property listed on Schedule 2.1(a)(vii) (the "Real Property Leases"), along with all appurtenant rights, easements and privileges appertaining or relating thereto and construction in progress, if any, and leasehold improvements relating to the Real Property subject to such lease;

                  (viii) all leases of equipment or other tangible Personal Property used in conducting the Business (collectively, the "Personal Property Leases") including, without limitation, the Personal Property Leases listed on Schedule 2.l(a)(viii), such Schedule to include all of the Personal Property Leases that are material to the Business;

                  (ix) all patents, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits related thereto that are used in conducting the Business and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use or to which Seller is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office (collectively, the "Intellectual Property") including, without limitation, the Intellectual Property listed on
         Schedule 2.l(a)(ix);

                  (x) all security deposits, prepaid expenses and other miscellaneous assets of the Business (the "Miscellaneous Assets") including, without limitation, the Miscellaneous Assets listed on
         Schedule 2.1(a)(x);

                  (xi) all causes of action, judgments, claims or demands of whatever kind or description relating to the Business which Seller has or may have against any other Person other than Seller's Parent (the "Causes of Action") including, without limitation, the Causes of Action listed on Schedule 2.1(a)(xi) but excluding Causes of Action relating to any assets and properties retained by Seller;

                  (xii)  all accounts receivable of the Business subject to
         Article III hereof; and

                  (xiii) all goodwill relating to the Business.

                  For purposes of this Agreement, "Person" shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or any department, agency or political subdivision thereof.

                  (b) Notwithstanding the foregoing, there shall be excluded from the Assets (i) all contracts or leases not specified on Schedule 2.1(a),
(ii) all real estate assets specified by Buyer on Schedule 2.1(b), (iii) all corporate minute books, stock records, tax returns and supporting schedules, books of original financial entry and internal accounting documents and records (all which shall be subject to Buyer's right to inspect and copy from time to time) (collectively, "Books and Records") and (iv) Causes of Action relating to assets and properties retained by Seller and, in Buyer's sole discretion, any Contracts, or other Assets not disclosed by Seller on the relevant schedules hereto (collectively, the "Excluded Assets").

                  Section 2.2 Preservation of Books and Records. For a period of five (5) years following the Closing, Seller will preserve and maintain all Books and Records in its possession. If Seller desires to dispose of any such Books and Records at the end of such five (5) year period or before the expiration of such five (5) year period, Seller will first give written notice thereof to Buyer and will, at Buyer's option and expense, appropriately package and deliver such Books and Records to Buyer at such location as Buyer shall designate. If upon receiving written notice of Seller's desire to dispose of Books and Records, Buyer does not direct Seller to deliver such Books and Records within 60 days, then Seller may dispose of such Books and Records without violating the terms of this Agreement.

                  Section 2.3 Assumed Liabilities. Buyer shall assume only those liabilities relating to the Assets to the extent listed on Schedule 2.3. The liabilities and obligations of Seller being assumed by Buyer and listed on
Schedule 2.3 are hereinafter collectively referred to as the "Assumed Liabilities."

Section 2.4       Intentionally Omitted.


                  Section 2.5 Liabilities Not Assumed. With the exception of the Assumed Liabilities, as set forth in Schedule 2.3, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible for any liability or obligation of any kind or nature of Seller or Seller's Parent (the "Excluded Liabilities"), whether relating to the Business or any of Seller's or Seller's Parent's other assets, operations, businesses or activities, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown or whether arising out of occurrences prior to, at or after the Closing Date. The Excluded Liabilities shall include, but are not limited to, operating liabilities such as accounts payable and accrued expenses, accrued commissions, taxes, customer deposits, amounts payable under Contracts and other agreements, product liability claims and other liabilities of a similar nature, kind and general magnitude, and liabilities or obligations relating to environmental matters, taxes, indebtedness, COBRA health continuation coverage, ERISA (as hereinafter defined), employee benefit plans maintained under Section 3(3) of ERISA and other employee plans, accrued employee benefits and bonuses, including, without limitation, accrued vacation pay, severance liabilities arising as a result of this Agreement or commitments to Seller's employees who continue with the Business which arose prior to Closing (except as otherwise specifically assumed), severance liability to employees not hired by Buyer and any liability not specified to be one of the Assumed Liabilities.


                                  ARTICLE III

                                 PURCHASE PRICE

                  Section 3.1 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in consideration for the sale, assignment, transfer and delivery of the Assets to Buyer and for each of Seller's and Seller's Parent's non-competition agreements as set forth in
Section 11.1 hereof, at the Closing, Buyer shall pay to Seller the aggregate amount of Three Million Twenty Five Thousand Dollars ($3,025,000) (the "Purchase Price"), subject to adjustments as provided for in this Agreement. Immediately prior to the Closing, Seller's Parent shall exchange the Old Note for two promissory notes, each of which shall have terms identical to the terms of the Old Note, except that the principal amount of one note will be equal to the Purchase Price, as adjusted pursuant to Section 3.2 (the "Purchase Price Note") and the principal amount of the other note shall be equal to the difference between the principal amount of the Old Note (the "Principal Amount") and that of the Purchase Price Note (the "New Note"). The Purchase Price will be payable through the assignment by Buyer of the Purchase Price Note to the Seller. Buyer and Buyer's Parent will deliver at Closing a written waiver, in the form attached hereto as Exhibit B (the "Waiver") by the Buyer's Parent of accrued and unpaid interest only insofar as such interest relates to the portion of the Principal Amount being used for the purchase of the Assets. Buyer and Buyer's Parent hereby waive any right to early or pre-payment penalties under the Old Note that may be triggered by consummation of the transaction contemplated by this Agreement, but only insofar as such penalties relate to the portion of the Principal Amount being used for the purchase of the Assets in accordance with the terms of the Old Note.

                  Section 3.2 Determination of Pre-Closing Adjustments to Purchase Price. (a) At least five (5) business days prior to the Closing Date, Seller shall provide Buyer with a certificate (the "Purchase Price Adjustment Certificate") estimating the amount of each of the following: (i) the Pro Rated Items (as defined below), (ii) the value of the inventory to be purchased by Buyer hereunder (other than damaged or obsolete inventory) to be valued at Seller's actual out-of-pocket cost (the "Seller Inventory Amount"), (iii) the value of all outstanding receivables relating to the Business (the "Seller Receivable Amount"), (iv) the value of all outstanding trade payables relating to the Business as of the Closing Date (the "Seller Payable Amount") and (v) the number of Subscribers served by the Business (the "Seller Subscriber Number"), attaching such information and documents on which such calculations were based.

                  (b) The Purchase Price shall be reduced by the sum of the Pro-Rated Items, the Seller Receivable Amount and the Seller Payable Amount (the "Closing Purchase Price Adjustment") and the Principal Amount of the Purchase Price Note shall be correspondingly adjusted.

                  Section 3.3 Cash Collections. Cash and cash equivalents held by Seller at 12:01 A.M. the day of the Closing shall be retained by Buyer.

                  Section 3.4 Prorations. The Closing shall be deemed to occur as of 12:01 A.M. on the Closing Date and for all purposes, any adjustments under this Agreement shall be deemed to be made as of such time. Seller and Buyer shall pro-rate between them, as of the Closing Date, all sewer, water, gas, electrical and similar utility charges applicable to the Business, all Real Property, Personal Property and other taxes, rents and other charges under the Real Property Leases and Personal Property Leases transferred to Buyer, inventory tax and liabilities in respect of periods ending on or prior to the Closing Date for wages, salaries, bonuses, commissions, severance, pension or welfare benefits including, without limitation, with respect to any 401(k) plans, accrued sick days or accrued vacation days for employees or former employees of Seller and other similar employee benefits (collectively, the "Pro Rated Items"). The Pro Rated Items shall be estimated at the Closing Date, and the Purchase Price shall be appropriately adjusted, at the Closing Date, but shall be subject to further review by Buyer.

                  Section 3.5 Purchase Price Allocation. Seller and Buyer hereby agree that the aggregate purchase price for the Assets shall be allocated for purposes of this Agreement and for federal, state and local tax purposes as set forth on Schedule 3.5 hereto. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Seller and Buyer also agree to file Internal Revenue Service Form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.


                  Section 3.6 Post-Closing Audit. (a) As soon as practicable, and in no event later than forty-five (45) days after the Closing Date, Buyer will deliver to Seller a report (the "Preliminary Audit"), based on its observations, of its conclusion as to (i) the Seller Inventory Amount (the "Buyer Inventory Amount"), (ii) Seller Payable Amount (the "Buyer Payable Amount"), (iii) Seller Pro Rated Items (the "Buyer Pro Rated Items"), (iv) and Seller Receivable Amount (the "Buyer Receivable Amount") and (v) the aggregate number of

Subscribers, which shall be no less than 3,075 Subscribers (the "Buyer Subscriber Number"). Seller and Seller's Parent shall make available all Books and Records reasonably requested by Buyer to permit the preparation, audit and review of the Preliminary Audit.

                  (b)(i) Within twenty (20) days following Seller's receipt of the Preliminary Audit, Seller shall notify Buyer in writing of any objection that it may have to such Preliminary Audit, which notice shall specify in reasonable detail the nature of such objection (the "Objection Notice"). During and after preparation of the Preliminary Audit, Buyer shall make available to Seller and its representatives the Buyer's books, records and documents used in connection with the preparation of the Preliminary Audit. Buyer and Seller shall use reasonable efforts to resolve such objections within ten (10) days following Buyer's receipt of the Objection Notice.

                  (ii) In the event that Buyer and Seller are unable to resolve their differences within such 10 day period, the items in dispute will be submitted for determination as promptly as practicable to a nationally recognized accounting firm independent of Buyer, Seller and Seller's Parent to be agreed upon by the parties (the "Arbitration Accountants"), who shall make a determination only as to each of the items in dispute, which determination shall be conclusive and binding upon the parties hereto. Each of Seller, Seller's Parent and Buyer agrees to give the Arbitration Accountants prompt and reasonable access to all such books, records and documents and personnel in its possession or under its control as may be reasonably related to the disputed items. The reasonable fees and expenses of the Arbitration Accountants shall be shared equally between Buyer, on the one hand, and Seller and Seller's Parent on the other.

                  (iii) Each item as agreed to by the parties pursuant to clause (b)(i) above or as finally determined by the Arbitration Accountants, together with each item of the Buyer Inventory Amount, the Buyer Payable Amount, the Buyer Receivable Amount, the Buyer Pro Rated Items and the Buyer Subscribers Number not in dispute shall be referred to as the "Audited Inventory Amount", the "Audited Payable Amount", the "Audited Receivable Amount", the "Audited Pro Rated Items" and the "Audited Subscribers Number", respectively.

                  Section 3.7 Post-Closing Purchase Price Adjustment. (a) On the date which is seventy-five (75) days following the Closing Date, the Purchase Price shall be adjusted by the parties hereto pursuant to the provisions of this Section 3.7 to the extent necessary.

                  (b) If the Audited Inventory Amount is greater than the Seller Inventory Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding increase to the Purchase Price. If the Audited Inventory Amount is less than the Seller Inventory Amount estimated in the Purchase Price Adjustment Certificate, then the difference will result in a corresponding decrease to the Purchase Price.

                  (c) If the Audited Receivable Amount is greater than the Seller Receivable Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding increase to the Purchase Price. If the Audited Receivable Amount is less than the Seller Receivable Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding decrease to the Purchase Price.

                  (d) If the Audited Pro Rated Amount is greater than the Seller Pro Rated Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding decrease to the Purchase Price. If the Audited Pro Rated Amount is less than the Seller Pro Rated Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding increase to the Purchase Price.

                  (e) If the Audited Buyer Payables is greater than the Seller Payable Amount estimated in the Purchase Price Adjustment Certificate, then the difference shall result in a corresponding increase to the Purchase Price. If the Audited Buyer Payables is less then the Seller Payable Amount estimated in the Purchase Price Adjustment Certificate, Buyer will pay to Seller such amount.

                  (f) Seller represents that as of August 1, 2002 Seller had 3,075 subscribers in the properties being sold hereunder. In the event that the Audited Subscribers Number is less than Buyer Subscribers Number, the Purchase Price shall be reduced, on a per Subscriber basis, by $925 per Subscriber shortfall from the Buyer Subscribers Number.

                  (g) The adjustments contemplated by clauses (a) through (f) above shall be netted against each other, with any positive or negative difference resulting in a corresponding increase or decrease, as applicable, to the Purchase Price.

                  Section 3.8 Final Purchase Price. If the aggregate Purchase Price is adjusted pursuant to Section 3.7, within three (3) days of such determination, the Principal Amount of the New Note shall be adjusted accordingly by the Seller's Parent and Seller's Parent shall promptly deliver a new promissory note to Buyer to replace the adjusted New Note (with a corresponding increase in the Principal Amount in the event of a downward adjustment of the Purchase Price and a corresponding decrease in the Principal Amount in the event of an upward adjustment of the Purchase Price).


                                   ARTICLE IV

                                     CLOSING

                  Section 4.1 Closing. The transactions contemplated by this Agreement shall close (the "Closing") and all deliveries to be made at the time of Closing shall take place at such date (the "Closing Date") and time as the parties shall agree, but in no event later than the date which is 60 days after the date hereof (the "Termination Date") at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, or at such other place or date as may be agreed upon from time to time in writing by Seller, Seller's Parent, Buyer and Buyer's Parent.

                  Section 4.2 Deliveries by Seller and the Seller's Parent. At or prior to the Closing, Seller and Seller's Parent shall deliver to Buyer and Buyer's Parent, duly and properly executed, the following:

                  (a) Good and sufficient Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit A, conveying, selling, transferring and assigning to Buyer title to all of the Assets other than the Excluded Assets, free and clear of all Liens and confirming Buyer's assumption of the Assumed Liabilities (the "Bill of Sale, Assignment and Assumption Agreement"), together with the written consents of all parties necessary in order to duly transfer such title.

                  (b) The Purchase Price Note.

                  (c) The New Note.

                  (d) A certificate of the Secretary of the State of Delaware dated as of a recent date as to the existence and good standing of each of Seller's Parent and Seller in such state.

                  (e) An officer's certificate of each of Seller's Parent and Seller in accordance with Section 8.1(d).

                  (f) An opinion of counsel to Seller and Seller's Parent in the form attached hereto as Exhibit C.

                  (g) Evidence, in form and substance reasonably satisfactory to Buyer and its counsel, as to the satisfaction of the other conditions precedent to the performance of its obligations specified in Article VIII.

                  (h) Such other separate instruments of sale, assignment or transfer that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Assets.

                  (i) A fairness opinion in accordance with Section 8.6.

                  (j) Resolutions of the Board of Directors of Seller and Seller's Parent approving the transactions contemplated hereby, such Resolutions to be reasonably acceptable to the Buyer.

                  (k) A certificate of the Secretary or an Assistant Secretary of each of Seller's Parent and Seller, dated as of the Closing Date, certifying in such detail as Buyer may reasonably request with respect to the resolutions adopted by the governing body of each of Seller's Parent and Seller authorizing the execution, delivery, and performance of this Agreement and the incumbency of the officers executing this Agreement and any agreement, certificate, document or instrument furnished pursuant hereto.

                  (l) Copies of all Consents.

                  (m) A cross-receipt, duly executed by Seller's Parent and Seller.

                  (n) Release of all Liens.

                  (o) Any other documents that Buyer may reasonably request prior to the Closing in order to effectuate the transactions contemplated hereby.

                  Section 4.3 Deliveries by Buyer and Buyer's Parent. On or prior to the Closing, Buyer and Buyer's Parent shall deliver to Seller and Seller's Parent, all duly and properly executed (if applicable), the following:

                  (a) The Old Note or an affidavit of lost instrument in a form reasonably acceptable to Seller and Seller's Parent.

                  (b) The Purchase Price Note together with an appropriate instrument of transfer assigning such Purchase Price Note to the Seller.

                  (c) The Bill of Sale, Assignment and Assumption Agreement.

                  (d) The Waiver.

                  (e) An officer's certificate of Buyer and Buyer's Parent in accordance with Section 7.1(d).

                  (f) A Cross-receipt, duly executed by Buyer and Buyer's
Parent.

                  (g) Such other separate instruments of assumption that Seller may reasonably deem necessary or appropriate in order to confirm or evidence Buyer's assumption of the Assumed Liabilities.

                  (h) Any other documents that Seller or Seller's Parent may reasonably request prior to the Closing in order to effectuate the transactions contemplated hereby.

                  (i) Resolutions of the Board of Directors of Buyer and Buyer's Parent approving the transactions contemplated hereby, specifically including the reduction of the Principal Amount of the Old Note and the Waiver by Buyer's Parent, such Resolutions to be reasonably acceptable to the Seller and Seller's Parent.

                  (j) A certificate of the Secretary or an Assistant Secretary of each of Buyer's Parent and Buyer, dated as of the Closing Date, certifying in such detail as Seller and Seller's Parent may reasonably request with respect to the resolutions adopted by the governing body of each of Buyer's Parent and Buyer authorizing the execution, delivery, and performance of this Agreement and the incumbency of the officers executing this Agreement and any agreement, certificate, document or instrument furnished pursuant hereto.

                  (k) The written Waiver from Buyer's Parent referred to in
Section 3.1.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations of Buyer and Buyer's Parent. Buyer and Buyer's Parent, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby jointly and severally represent and warrant to Seller and to Seller's Parent as of the date hereof and as of the Closing Date that:

                  (a) Corporate Organization; Requisite Authority to Conduct Business. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer's Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. Buyer and Buyer's Parent have full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; and this Agreement, on or prior to the Closing, has been duly authorized and approved by all requisite organizational action and no further action on the part of Buyer or Buyer's Parent will be necessary to authorize the execution and delivery by them of, and the performance of their obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Buyer or Buyer's Parent to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement a valid instrument binding upon Buyer or Buyer's Parent in accordance with its terms.

                  (b) Execution and Delivery. Neither Buyer nor Buyer's Parent is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and Buyer's Parent and when executed and delivered by Seller and Seller's Parent in accordance with its terms will constitute, upon the approval by all requisite organizational action, the legal, valid and binding obligations of Buyer and Buyer's Parent, enforceable against Buyer and Buyer's Parent in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  (c) No Conflicts; Absence of Defaults. The execution, delivery and performance of this Agreement by Buyer and Buyer's Parent and the consummation of the transactions contemplated hereby does not and will not conflict with or violate (a) the organizational or governing documents of Buyer or Buyer's Parent or (b) any material law, administrative regulation or rule or court order, judgment or decree applicable to Buyer or Buyer's Parent; nor will the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby constitute a material breach of, or any event of default under, any material contract or agreement to which Buyer or Buyer's Parent is bound, or by which Buyer or Buyer's Parent may be bound or affected.

                  (d) Broker. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission from Buyer in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of Buyer.

                  Section 5.2 Representations of Seller and Seller's Parent. Each of Seller and Seller's Parent, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date that:

                  (a) Corporate Existence; Subsidiaries. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in the State of Florida. Seller has all necessary corporate power to own, operate or lease the Assets and to carry on the Business as presently conducted, and holds all Permits required by any Governmental Authority in connection therewith. Complete and correct copies of the certificate of incorporation of Seller and all amendments thereto, certified by the Secretary of State of the State of Delaware, and the by-laws of Seller, and all amendments thereto, certified by the secretary of Seller have previously been delivered to Buyer. Seller is qualified to transact business as a foreign corporation in each jurisdiction in which the ownership of the Assets or the transaction of the Business requires such qualification, except where the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect on Seller.

                  (b) Authorization; Validity. Each of Seller and Seller's Parent has all requisite power and authority, corporate or otherwise, to enter into this Agreement and all documents and instruments required to be executed by each such party (collectively, the "Seller's Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby without the approval of any third party except as listed on Schedule 5.2(b). All necessary action including, without limitation, the approval of Seller's board of directors and its shareholder, has been taken by Seller and Seller's Parent with respect to the execution, delivery and performance by Seller and Seller's Parent of this Agreement and Seller's Documents and the consummation of the transactions contemplated hereby and thereby and no further authorization will be necessary to authorize the execution and delivery by them hereof and thereof, and the performance of their respective obligations hereunder or thereunder. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Seller or Seller's Parent to execute and deliver this Agreement and Seller's Documents and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any Governmental Authority is necessary to make this Agreement and Seller's Documents, as appropriate, a valid instrument binding upon Seller and Seller's Parent in accordance with their respective terms. This Agreement has been duly executed and delivered by Seller and Seller's Parent and constitutes, and Seller's Documents when executed at the Closing will constitute, legal, valid and binding obligations of Seller and Seller's Parent when this Agreement is executed by Buyer and Buyer's Parent , enforceable against each such party in accordance with their respective terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  (c) No Breach of Statute or Contract. Neither the execution and delivery of this Agreement or any of Seller's Documents nor the consummation by Seller and Seller's Parent of the transactions contemplated hereby and thereby, nor compliance by Seller and Seller's Parent with any of the provisions hereof and thereof will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller or Seller's Parent or the Assets; breach or conflict with any of the terms, provisions or conditions of the certificate of incorporation or by-laws of Seller or Seller's Parent; violate, conflict with or breach any agreement, contract, mortgage, deed of trust, instrument, indenture or license to which Seller or Seller's Parent is a party or by which Seller or Seller's Parent or is or may be bound or by which the Assets or the Business may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, the Assets; or result in the loss of any license, franchise, legal privilege or permit possessed by Seller or Seller's Parent or give a right of termination to any party to any agreement or other instrument to which Seller or Seller's Parent is a party or by which any of its properties are bound. Neither Seller nor Seller's Parent is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or Seller's Documents.

                  (d) Financial Statements. Seller has delivered to Buyer its unaudited financial statements for the year ended December 31, 2002 (the "Financial Statements"), which shall include a profit and loss statement and balance sheet with reference to the Business and the Assets for the year 2002. Seller and Parent represent that the Financial Statements are true, correct and complete in all material respects, have been prepared from the books and records of Seller, and present fairly the results of operations of the Business as of the dates and for the periods indicated.

                  (e) Absence of Certain Changes or Events. Except as disclosed on Schedule 5.2(e), since December 31, 2002, and solely with respect to the Business and Assets, there has not been with respect to Seller:

                  (i) Any material adverse change in the Business or Assets (financial or otherwise), or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect") provided, however, that financial losses in the ordinary course of business or reduction in the amount of subscribers being conveyed hereunder, in the ordinary course of business, shall not constitute a Material Adverse Effect, so long as such occurrences shall not result in losses in excess of $5,000.

                  (ii) Other than in the usual and ordinary course of business, any increase in amounts payable by Seller to or for the benefit of or committed to be paid by Seller to or for the benefit of any director, officer, consultant, agent or employee of

         Seller, in any capacity, whether in the form of salary, bonus, consulting fee, directors fee or otherwise, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

                  (iii) Any transaction entered into or carried out other than in the ordinary and usual course of its business including, without limitation, any transaction resulting in the incurrence of liabilities or obligations, so long as such liabilities or obligations shall not, individually or in the aggregate, exceed $5,000;

                  (iv) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

                  (v) Any Lien imposed or agreed to be imposed on or with respect to the Assets which will not be discharged prior to the Closing except for financing statements filed by Personal Property lessors as a matter of notification only;

                  (vi) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the Assets, excluding purchases and sales of inventory in the ordinary course of business, individually in excess of $5,000, or in the aggregate in excess of $25,000;

                  (vii) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually in excess of $5,000 or in the aggregate in excess of $25,000;

                  (viii) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to any material term, condition or provision of any contract, agreement, permit, license or other instrument to which Seller is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                  (ix) Any damage, destruction or similar loss, whether or not covered by insurance having a Material Adverse Effect on the Business or the Assets;

                  (x) any cancellation or termination of its current insurance (or reinsurance) policies or any lapse of the coverage thereunder, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

                  (xi) any agreement or commitment to enter into other material agreements, commitments or contracts (including, without limitation, any transaction resulting in the incurrence of liabilities or obligations), except agreements, commitments or contracts made in the ordinary course of business and not in excess of current requirements;

                  (xii) any amendments to its certificate of incorporation or by-laws or merger with or into or consolidation with any other Person, subdivision or in any way reclassification of the character of its business;

                  (xiii) (A) any employment agreement or amendments to any employment agreement; any contract with any labor union or association representing any employee; or (B) any adoption, entrance into or amendment to any employee benefit plan or any changes in the actuarial methods or assumptions used in funding any defined benefit pension plan, or any changes in the assumptions or factors used in determining benefit equivalencies thereunder;

                  (xiv) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Business;

                  (xv) any waiver of right of material value to the Business or Assets;

                  (xvi) any revaluation of any portion the Business or Assets including, without limitation, any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable other than in the ordinary course of business in a manner consistent with past practice;

                  (xvii) any changes of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies other than in the ordinary course of business and consistent with Seller's past practices;

                  (xviii) any transaction between Seller, Seller's Parent or any affiliate or associate of Seller or Seller's Parent other than on an arm's length basis; or

                  (xix) any agreement to do any of the foregoing.

                  (f) Liabilities. Except as set forth on Section 5.2(f), Seller has no indebtedness or liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) in respect of the Business except for any such liabilities to be expressly assumed by Buyer or excluded hereunder.

                  (g)     Taxes and Tax Returns.


                  (i) For purposes of this Agreement, (A) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, Property, use, sales, occupancy, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (B) "Tax Return" shall mean any report, return, statement, form or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (ii) Seller has (A) filed with the appropriate taxing authorities all Tax Returns required to be filed for any period ending on or before the Closing Date (or are properly on extension), and all such filed Tax Returns are true, correct and complete in all material respects, and (B) has paid in full all Taxes which are due and payable, there are no Liens for Taxes upon the assets of Seller except for statutory Liens for current Taxes not yet due and payable. Seller and Seller's Parent have neither received nor have knowledge of any notice of audit, deficiency or assessment or proposed audit from any taxing authority with respect to Seller or the assets of Seller. None of Seller's Tax Returns is currently being audited by any applicable taxing authority. There have been no waivers of statutes of limitations by Seller with respect to any Tax Returns which relate to Seller. Seller has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of Seller. Seller has not filed any election under Section 341(f) of the Code. Seller has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees and independent contractors, and is not liable for any Taxes for failure to comply with such laws, rules and regulations.

                  (h) Employee Benefit Plans: Employees. Seller has not incurred any liability under any pension plan subject to Title IV of ERISA or any other benefit plan or program.

                  (i)     Title to Assets; Leases.

                          (i) Seller has and will have on the Closing Date good
                  and marketable title, or valid leasehold rights (in the case of leased Assets), to all Assets purported to be owned or leased by it or used in the operation of the Business, in each case, free and clear of all Liens, other than any Liens held by Buyer's Parent. On the Closing Date, Seller will convey to Buyer good and marketable title to the Assets free and clear of all Liens. Except as set forth on Schedule 5.2(i), Schedules 2.1(a)(i) through 2.1(a)(xiii) set forth a complete and accurate list of (A) all Real Property leased by Seller in the conduct of the Business (B) all vehicles owned or leased by Seller, (C) all Personal Property owned by Seller and used in connection with the Business, including without limitation, all inventory, machinery, equipment, tooling, parts, furniture, supplies, office equipment, including all invoices received therefor, to the extent available, (D) all leases of equipment or other Personal Property used in the conduct of the Business and (E) all other owned or leased Assets with a value in excess of $5,000. No financing statement under the Uniform Commercial Code or similar law naming Seller or Seller's Parent as debtor has been filed in any jurisdiction in respect of the Assets, and neither Seller nor Seller's Parent is a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

                           (ii) Schedule 2.1(a)(vii), sets forth with respect to each Real Property Lease, the commencement date, termination date, renewal options, if any, and annual base rents. Each such Real Property Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. Except as set forth on Schedule 5.2(b), no consent or approval of any landlord or other third party in connection with the Real Property Leases is necessary for Seller and Seller's Parent to enter into and execute this Agreement and consummate the transactions contemplated hereby. To the knowledge of Seller and Seller's Parent, no other party to any Real Property Lease is in default of its obligations thereunder, and neither Seller nor Seller's Parent (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Real Property Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Real Property Lease, except for defaults the consequence of which in the aggregate would not have a Material Adverse Effect.

                  (j) Intellectual Property.

                           (i) Schedule 2.1(a)(viii) lists all intellectual property owned or licensed by Seller and material to the Business, including but not limited to registered and unregistered trademarks, trade names, service marks, certification marks, domain names, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

                           (ii) Except as set forth on Schedule 5.2(j), Seller owns or has valued and enforceable license(s) to use all the Intellectual Property and pays no royalties with respect thereto. Except as set forth on Schedule 5.2(j), each such license is valid, binding and in full force and effect; and no event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller, or to the knowledge of Seller or Seller's Parent, any other party hereto, has occurred.

                           (iii) Except as set forth on Schedule 5.2(j), Seller owns or has the right to use, all material trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development manufacture, operation and sale of all products and services sold or proposed to be sold by Seller in connection with the Business, free and clear of any Liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of Seller.

                  (k) Legal Proceedings, Claims, Investigations, etc. To the best knowledge of Seller and Seller's Parent, except as set forth on Schedule 5.2(k) hereto, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of Seller and Seller's Parent, threatened, against Seller, or any director, officer or employee thereof relating to the Business or the Assets. Neither Seller nor Seller's Parent has knowledge of any facts or conditions which might give rise to any order of condemnation, appropriation, or other taking of the Assets or the Business. Neither Seller nor

Seller's Parent has been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to Seller, the Assets or Business. Seller is not currently subject to any material judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other Governmental Authority that could have an adverse effect on the Business or Assets.

                  (l) Insurance. Seller has insurance sufficient for the type and nature of its business. Seller is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies are in full force and effect. All payments with respect to such policies are current and neither Seller nor any of the Shareholders has received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

                  (m) Material Contracts. Schedule 2.1(a)(i) lists all agreements, contracts, indebtedness, liabilities and other obligations to which Seller is a party or by which it is bound relating to the Business or Assets ("Material Contracts") (other than ROEs, the locations covered by which are to be listed on Schedule 5.2(aa) which (a) are for a term longer than twelve (12) months; (b) involve receipts or expenditures by Seller greater than $5,000 in any twelve-month period; (c) involve the creation of a Lien on any of the Assets other than as permitted herein; (d) require Seller to indemnify any other party for any liability; or (e) was not entered into in the ordinary course of business. Copies of such written, and summaries of such oral, agreements, contracts, indebtedness, liabilities and obligations have been delivered or made available to Seller. Except as set forth on Schedule 2.1(f), each of the contracts or agreements listed on Schedule 2.1(f) hereto is valid, binding and in full force and effect, and no event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller, or to the knowledge of Seller, any other party thereto, has occurred, other than any such matter as would not have a Material Adverse Effect on Seller. Other than as set forth on
Schedule 2.1(f), none of such contracts or agreements contain any nonassignment provisions that would be triggered by this Agreement or the consummation of the transactions contemplated hereby.

                  (n) Certain Transactions. Except as set forth on Schedule 5.2(n), neither Seller, nor any officer, director nor, to the knowledge of Seller or Seller's Parent, any employee of Seller, nor any member of any such person's family is presently a party to any transaction with Seller, relating to the Business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (ii) otherwise requiring payments to (other than for services as officers, directors or employees of Seller), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

                  (o) Broker. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission from Seller or Seller's Parent, or to the knowledge of Seller and

Seller's Parent, from Buyer, in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of Seller or Seller's Parent.

                  (p) Environmental Matters.

                           (i) Seller is not the subject of, or being threatened to be the subject of (A) any enforcement proceeding, or (B) any investigation, brought in either case under any Federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (C) any third party claim relating to environmental conditions on or off the properties of Seller. Seller has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. Seller has not been notified of any conditions on or off the properties of Seller which will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 5.2(p), an investigation shall include, but is not limited to, any written notice received by Seller which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                           (ii) To the best knowledge, after diligent inquiry, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which Seller (or, to the best knowledge of Seller and Seller's Parent, any previous occupant of facilities of Seller or Seller's Parent) Seller has used, stored or otherwise held in or on any of the facilities of Seller, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities have been maintained by Seller in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Seller has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by Seller at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of Seller. Seller has not installed any underground storage tanks in any of its facilities and, to the best knowledge of Seller or Seller's Parent, none of such facilities contains any underground storage tanks.

                  (q) Illegal Payments. To the best of their knowledge, neither Seller nor Seller's Parent has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Assets or Business , which any such Person knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Neither Seller nor Seller's Parent has not participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                  (r) Licenses. To the best knowledge of Seller and Seller's Parent, Seller is the holder of all state, federal and local licenses, permits and approvals, including, without limitation, permits and approvals, required to conduct the Business as it is presently being conducted. All such Permits are in good standing, valid and effective, and free and clear of any Liens or other conditions or restrictions which might limit their full utilization as authorized by any Governmental Authority. Schedule 2.1(a)(iii) lists each Permit held by Seller and its date of expiration.

                  (s) Compliance with Law. To the best knowledge of Seller and Seller's Parent, Seller is in compliance with all laws, ordinances, regulations and orders (including those pertaining to environmental matters) applicable to the Business and the Assets and has no notice or knowledge of any violations, whether actual, claimed or alleged, thereof. All revenues and proceeds collected or to be collected from Subscribers are collectible in compliance with all laws, ordinances, regulations and orders applicable to the Business and the Assets.

                  (t) Labor Matters. Neither Seller nor Seller's Parent has received any notice from any labor union or group that it represents or intends to represent Seller's employees. Seller has complied in all material respects with all applicable laws affecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has not received any notice of and there is no complaint alleging unfair labor practices against Seller pending, or to the knowledge of Seller and Seller's Parent, threatened before the National Labor Relations Board or any other charges or complaints pending, or to the knowledge of Seller and Seller's Parent, threatened before the Equal Employment Opportunity Commission, any state or local Human Rights Commission or any other state or local agency in respect of labor or employment matters. No labor strike, material dispute, slowdown or stoppage has occurred with respect to Seller's employees and there is no labor strike, material dispute, slowdown or stoppage pending or threatened with respect to Seller's employees. There are no pending grievances or arbitration proceedings against Seller with respect to Seller's operation of the Business.

                  (u) Books of Account; Records. The general ledgers, books of account and other records of Seller in respect of the Business are complete and correct in all material respects and have been maintained in accordance with GAAP and the matters contained therein are fairly and accurately reflected in the Financial Statements. All financial information in respect of the Business that has been provided to Buyer or its agents by Seller and/or Seller's Parent is complete and correct.

                  (v) Complete Disclosure. No representation or warranty made by Seller or Seller's Parent in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer by or on behalf of Seller or Seller's Parent, pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  (w) Condition of the Assets. All of the Assets being sold hereunder are sold "as is".

                  (x) Disputes. There are no pending or, to the best of Seller's knowledge, threatened disputes between Seller and any of its Locations, vendors, suppliers, customers or other parties which in any way relate to Seller's operation of the Business, no party has notified Seller of its intention to cancel or terminate its relationships with Seller and no party has cancelled or terminated its relationship with Seller in the past twelve (12) months, which termination or cancellation may result in a Material Adverse Effect. Schedule 5.2(x) lists all vendors, suppliers, Subscribers, customers or other parties which have commercial dealings with Seller relating to the Business.

                  (y) Land Use. The past and current use by Seller of 295 E. Highway 50, Suite 2, Clermont, Florida 34711 and each other Location complies in all material respects with and in no material way violates, (a) any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, without being limited to, any building, fire, subdivision and zoning statute, law, code, ordinance, rule, regulation, approval or order, or urban redevelopment plan or other governmental or quasi-governmental requirement) affecting the Location or any part thereof, (b) any building or occupancy permit, (c) any condition, easement, right-of-way, covenant, agreement or restriction of record affecting or otherwise relating to the Location, or (d) any term or provision of any Lease, except for such noncompliance or violations as would not reasonably be expected to have a Material Adverse Effect on Seller or the Business. No current use by Seller of the Location is dependent on a nonconforming use or other governmental approval, license or permit the absence of which would materially limit Seller or the Business, as currently operated. There is no pending or, to the knowledge of Seller or Seller's Parent, threatened condemnation of all or any part of the Locations. To the knowledge of Seller or Seller's Parent, there are no occupancy rights (written or oral), leases or tenancies presently affecting the Locations, other than as set forth on Schedule 5.2(y).

                  (z) Right of Entry; Subscribers.

                           (i) (i) Each MDU (defined below) complex with 50 or more units as to which Seller has an ROE (defined below) for the purposes of providing subscription wireless or satellite cable television services to one or more Subscribers, as of the date hereof, is set forth on Schedule 5.2(z)(i). "MDU" means each dwelling unit contained in any house or building containing two or more dwelling units, as well as each dwelling unit contained in any apartment building complex, condominium or cooperative housing development, mobile home or trailer park or other multi-family swelling until building complex, as to which Seller has a right of entry ("ROE") to provide subscription, wireless or satellite cable television services, including, if identified on Schedule 5.2(z)(i), units under construction or to be constructed. Schedule 5.2(z)(i) contains the address and a description of the nature of each such MDU complex, including the number of units in such MDU. Schedule 5.2(z)(i) sets forth a lists of each MDU complex as to which Seller has an ROE consisting on a trailer or mobile home park. No ROE listed has been revoked, rescinded or otherwise withdrawn.

                           (ii) The following information is set forth on
         Schedule 5.2(z)(ii): (A) the aggregate number of MDUs, on an MDU complex-by-MDU complex basis, to whom Seller provided subscription wireless or satellite cable television services as of the date hereof (the "Subscribers"); (B) the billing names and addresses of each Subscriber; and (C) a description of the wireless or satellite cable services provided by Seller to each Subscriber and the charges invoiced to each Subscriber therefor.

                  (aa) Accounts Receivable. All accounts receivable of Seller arose only from bona fide transactions in the ordinary course of Seller's business. No material amount included in the accounts receivable of Seller as of the Closing Date has been released for an amount materially less than the value at which it was included or is or will be regarded as unrecoverable in whole or in material part, except to the extent there shall have been an appropriate reserve therefor. To the best knowledge of Seller and Seller's Parent, such receivables are not subject to any material counterclaim, refusal to pay or set off.

                  (bb) Indebtedness. Except as set forth in the Financial Statements or on Schedule 5.2(bb), Seller does not have any obligations for money borrowed or under any guarantees and does not have any obligations under any agreements or arrangements to borrow money or to enter into any such guarantee.

                  (cc) Joint Sellers. Seller is not a participant, as a partner or otherwise, in any joint venture or common or pooled risk business enterprises.

                  (dd) Powers of Attorney. No person has any power of attorney to act on behalf of Seller other than such powers to so act as normally pertain to the officers of Seller.

                  (ee) Broker. Neither Seller nor Seller's Parent has not employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

                  (ff) Company Subsidiaries. Seller has no subsidiaries, and Seller does not own of record or beneficially, directly or indirectly, (a) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, nor (b) any participating interest in any partnership, joint venture or other non-corporate business enterprises.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Covenants Regarding Seller's Conduct of the Business Pending the Closing. Seller and Seller's Parent covenant and agree that between the date of this Agreement and the Closing Date, Seller will carry on the Business in the ordinary course and consistent with past practice, including without limitation, to continue to maintain, repair and service the Assets on a regular basis consistent with past practice and to replace any broken or inoperable Assets, and to maintain all of the Assets in good condition consistent with past practice, and will use its best efforts to (a) preserve its business organizations intact, (b) retain the services of its present employees, and (c) preserve the goodwill of its customers (including the Subscribers) and suppliers, and will not, except in the ordinary course of business, purchase or lease any Assets or incur any liability or enter into any other extraordinary transaction, (d) maintain in effect all Permits necessary for the Business and (e) pay all of its obligations (including to vendors) in the ordinary course consistent with past practice. By way of amplification and not limitation, Seller shall not (and Seller's Parent shall not permit Seller to) (except as contemplated hereunder), between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of Buyer:

                  (a) change the general character of the Business;

                  (b) amend its organizational documents;

                  (c) have any changes made in the allocation of its ownership interests in a manner that could have an adverse effect on the Assets or Business;

                  (d) enter into, or make or permit any amendment of (or relinquish any right under), any Material Contract, other than in the ordinary course of business;

                  (e) enter into any joint venture or partnership or, acquire, by merger or otherwise, any substantial portion of the assets or securities of, or make any investment in, any other entity;

                  (f) enter into, amend or make any payment under any employment, consulting or severance agreement with, or grant any severance pay to, any employee, officer or director or increase the compensation of any such Person except in accordance with policies, practices or agreements in effect on the date hereof;

                  (g) establish any new employee benefit plan or broaden eligibility for, or increase the benefits provided by, any such plan except to the extent required by law or any insurance carrier providing benefits under an existing plan;

                  (h) violate in any material respect any law, rule, judgment, award or decree in a manner;

                  (i) enter into any agreement or arrangement with any of its affiliates that would survive the Closing Date or sell, transfer or otherwise dispose of any of the Business or Assets to any of such affiliates;

                  (j) make any acquisition (by merger, consolidation, or acquisition of stock or assets or otherwise) of any person, except as contemplated by this Agreement;

                  (k) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of the Assets;

                  (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any, or make any loans or advances to any person, except in the ordinary course of business and consistent with past practice;

                  (m) authorize any single capital expenditure or series of related capital expenditures which, individually or in the aggregate, will be in excess of $10,000;

                  (n) other than as contemplated by this Agreement, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice; or

                  (o) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                  Section 6.2 No Other Negotiations. Solely with respect to the Business and Assets, Seller and Seller's Parent agree that, between the date hereof and the Closing Date, each party will not, and that they will cause Seller's and Seller's Parent's directors, officers, agents, representatives, affiliates, stockholders and any other Person acting on its behalf not to directly or indirectly, (i) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into, any transaction that has as a purpose a business combination or merger, an issuance or sale of a substantial portion of debt or equity of Seller, a sale of a substantial portion of the assets of Seller (other than the sale of inventory in the ordinary course of business), a financing transaction of any type, or similar transaction involving Seller (any of the foregoing, a "Competing Transaction"), (ii) provide information to any other person regarding Seller (except in the ordinary course of business), or (iii) conduct any discussions or negotiations, or enter into any agreement, arrangement or understanding, regarding a Competing Transaction. Seller and Seller's Parent will promptly notify Buyer if Seller or Seller's Parent receives any such offer, inquiry or proposal and the details thereof, and keep Buyer informed with respect of each such offer, inquiry or proposal. Seller will provide Buyer with copies of all such offers, inquiries or proposals which are in writing.

                  Section 6.3 Additional Covenants. Seller, Seller's Parent and Buyer covenant and agree:

                  (a) Best Efforts. To proceed diligently and to use reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement. Seller's Parent, as the sole stockholder of Seller, hereby approves this transaction and represents that the transactions contemplated by this Agreement have been approved by the board of directors of Seller.

                  (b) Compliance. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  (c) Notice. To give prompt notice to the other party of (a) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (b) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 6.4 Announcements. Unless required by applicable law or regulatory authority, none of the parties hereto shall issue any report, statement or press release to the public, the trade or the press or any third party relating to this Agreement and the transactions contemplated hereby, except as mutually agreed to in writing by the parties hereto. Copies of any such reports, statements or press releases, including any announcements or disclosures mandated by law or regulatory authorities shall be delivered to each party hereto prior to their release. Neither Seller nor Seller's Parent shall disclose the name of Buyer or the terms of this Agreement and the transactions contemplated hereby, in any document, release or other communication, prepared, issued or transmitted by such party, or any director, officer, employee, agent or representative of such party, without Buyer's prior written authorization, unless required by applicable law or regulatory authority in which case Seller shall provide Buyer with written notice at least 30 days prior to the required disclosure. Notwithstanding the foregoing, Buyer may disclose information regarding this Agreement and the transactions contemplated hereby to potential investors and financing sources. Nothing in this Section 6.4 shall apply to any announcements made prior to the execution of this Agreement.

                  Section 6.5 Access to Records. Between the date hereof and the first to occur of (i) the Closing Date or (ii) the 31st day after the date hereof, Seller and Seller's Parent shall provide Buyer and its agents with full access to the properties and records of Seller upon reasonable notice during normal business hours and shall allow Buyer and its agents, at Buyer's expense, to make copies of such documents, records and other information pertaining to the Business as Buyer may request for the purpose of performing due diligence. The furnishing of any information to Buyer or any investigation made by Buyer or its authorized representatives shall not affect or otherwise diminish or obviate the representations and warranties made in this Agreement by Seller or Seller's Parent, as the case may be, and Buyer's right to rely thereon.

                  Section 6.6 Transition of Clients. Each of Seller and Seller's Parent shall use its best efforts to insure the orderly transfer from Seller to Buyer of all of the customers (including Subscribers) of Seller.

                  Section 6.7 Environmental Audit. Buyer may order a Phase I environmental audit of the properties leased by Seller, which audit shall be conducted by a firm selected by Buyer at Buyer's expense; provided that such audit shall be ordered prior to the 31st day after the date hereof. Seller shall cooperate with Buyer in the conduct of such audits. In the event such audit indicates the need for further testing or evaluation of such properties, Buyer shall have the option to order such additional testing or evaluation, at its sole expense. No later than sixty (60) days from the execution of this Agreement, Buyer shall notify Seller in writing of any objections which it has to the environmental condition of any of such properties and deliver a copy of the environmental audit to Seller.

                  Section 6.8 Sales and Transfer Taxes. Seller shall pay all transfer, sales, use and other similar Taxes ("Transfer Taxes"), if any, imposed on or in connection with the purchase, sale or transfer of the Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement. Any Tax Returns that are required to be filed in connection with Transfer Taxes shall be prepared and filed when due by Seller in cooperation with Buyer, and shall be consistent with the allocation of the Purchase Price as determined under Section 3.5.


                                  ARTICLE VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE PARENT

                  The obligations of Seller and Seller's Parent under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing by Seller, of each of the following conditions:

                  Section 7.1    Conditions to Obligations of Seller.


                  (a) Representations and Warranties. Buyer's representations and warranties set forth in Section 5.1 of this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer as of the Closing Date shall have been performed and complied with in all material respects on or prior to the Closing including, the delivery of funds and the execution of instruments and documents in accordance with this Agreement.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller or Seller's Parent for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) Certificate. Buyer shall have delivered to Seller and the Seller's Parent a certificate, dated the Closing Date, executed by Buyer's chief executive officer to the effect that the conditions set forth in subsections
(a), (b) and (c) of this Section 7.1 have been satisfied.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing by Buyer, of each of the following conditions:

                  Section 8.1    Conditions to Obligations of Buyer.

                  (a) Representations and Warranties. The representations and warranties of Seller and Seller's Parent set forth in Section 5.2 of this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller and Seller's Parent as of the Closing Date shall have been performed and complied with in all material respects on or prior to the Closing including, without limitation, the execution of instruments and documents in accordance with this Agreement.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller or Seller's Parent for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) Certificates. Seller shall have delivered to Buyer (a) a certificate dated the Closing Date, executed by its chief executive officer to the effect that the conditions set forth in subsections (a), (b) and (c) of this
Section 8.1 have been satisfied and (ii) a certificate dated the Closing Date, executed by its secretary to the effect that (A) the certificate of incorporation and by-laws of Seller shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect and (B) the officers executing this Agreement and Seller's Documents on behalf of Seller are duly elected and hold the offices set forth therein, with copies of resolutions approved by the board of directors and the Seller's Parent attached as an exhibit thereto.

                  (e) Completion of Due Diligence Review by Buyer. Buyer shall have satisfactorily completed its due diligence review of the business, assets, liabilities and management of Seller, which due diligence review shall be conducted between the earlier of (i) the Closing Date and (ii) the date that is thirty (30) days after the date hereof.

                  Section 8.2 No Remaining Outstanding Debt of Seller. Seller shall not have any obligations to employees which are not Pro Rated Items, any outstanding accounts payable, liabilities or debt, or capital lease obligations or Liens encumbrances of any kind remaining as of the Closing Date (other than accounts payable, liabilities and debt being paid by Seller concurrently with the Closing and the Assumed Liabilities), including (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of Assets; and (v) liens or defects in title or leasehold rights. Satisfactory evidence of the payment of all indebtedness shall be furnished to Buyer.

                  Section 8.3 Operation of the Business. No Material Adverse Effect shall have occurred between the date hereof and the Closing Date.

                  Section 8.4 Consents. The consent of each Governmental Authority and each other Person whose consent is required for the consummation of the transactions contemplated by this Agreement or for the assignment of any of the Assets to Buyer shall have been obtained (the "Consents"), or Buyer shall have waived in writing the receipt of such consent.

                  Section 8.5 Opinion of Counsel of Seller. Buyer shall have received the opinion of counsel to Seller and Seller's Parent, dated the Closing Date, in the form attached hereto as Exhibit C.

                  Section 8.6 Fairness Opinion. Seller shall have received a fairness opinion satisfactory to Buyer with respect to the Purchase Price from an independent financial advisor agreed upon by Buyer and Seller, which shall be Waller Capital Corporation.

                  Section 8.7 Preliminary Adjustment Report. The Preliminary Adjustment Report referred to in Section 3.3(a) shall have been timely received.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1 Survival of Representations, Warranties and Agreement. Subject to the limitations set forth in this Article IX and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Buyer, Buyer's Parent, Seller or Seller's Parent, all representations and warranties of Buyer, Buyer's Parent, Seller and Seller's Parent in this Agreement (other than Sections 5.2(g), (h), (i) and (p) and
Section 11.12) (each of which shall survive for the applicable statute of limitations including all extensions thereof)) shall survive the execution, delivery and performance of this Agreement for a period of eighteen (18) months following the Closing Date and shall be deemed to have been made again by Buyer, Buyer's Parent, Seller and Seller's Parent at and as of the Closing Date. The obligation of indemnity provided herein shall survive the Closing.

                  Section 9.2    Indemnification.

                  (a) Subject to the limitations set forth in this Article IX, each of Seller and Seller's Parent jointly and severally shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as defined below)):

                           (i) Any inaccuracy in or breach of any of the representations, warranties or agreements made in this Agreement by Seller and/or Seller's Parent or the non-performance of any covenant or obligation to be performed by Seller and/or Seller's Parent under this Agreement;

                           (ii) Any liability to third parties imposed upon Buyer as transferee of the Business or the Assets, or otherwise relating to the conduct of the Business on or prior to the Closing Date, except with respect to Assumed Liabilities;

                           (iii) Any liability other than an Assumed Liability imposed upon Buyer and arising out of or relating to any of Seller's or Seller's Parent's other assets, operations, businesses or activities which are not a part of the Business or the Assets, including without limitation, any Excluded Assets;

                           (iv) Any misrepresentation in or any omission by or on behalf of Seller or Seller's Parent under this Agreement; or

                           (v) Any claim for brokers' or finders' fees arising out of the transactions contemplated herein by any Person retained or engaged by Seller or Seller's Parent in connection with the transactions herein.

                  (b) Subject to the limitations set forth in this Article IX, Buyer and Buyer's Parent shall jointly and severally indemnify and hold harmless each of Seller and Seller's Parent from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller or Seller's Parent as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller or Seller's Parent as the Indemnified Party):

                           (i) Any liability imposed upon Seller or Seller's Parent as a result of the conduct of the Business or use of the Assets after the Closing Date;

                           (ii) The nonperformance or nonpayment by Buyer of any of the Assumed Liabilities; or

                           (iii) Any misrepresentation in or any omission by or on behalf of Buyer or Buyer's Parent under this Agreement.

                           (iv) Any claim for brokers' or finders' fees arising out of the transactions contemplated herein by any Person retained or engaged by Buyer or Buyer's Parent in connection with the transactions herein.

                  (c) Without duplication of Damages, Buyer or Seller shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsections (a) and

(b) above if the same shall be suffered by Buyer's Parent or Seller's Parent, respectively, or any subsidiary, affiliate, shareholder, officer, employee, agent or representative of Buyer or Seller, respectively.

                  Section 9.3 Limitations on Indemnification. Anything to the contrary herein not withstanding, the obligation of indemnity provided herein is subject to the following limitations: (a) the aggregate total of all Indemnifiable Claims shall in no event exceed $3,000,000, (b) no Indemnifiable Claim shall be eligible for indemnification unless and until the total of all Indemnifiable Claims exceeds $300,000, and (c) any and all payments due from any party for indemnification hereunder shall be in the form of an adjustment, up or down, to the New Note.

                  Section 9.4 Certain Tax Matters. Seller and Seller's Parent jointly and severally agree to indemnify, defend and hold Buyer and each of its directors and officers harmless from and against any and all Losses that Buyer or any of its affiliates may incur or become subject to arising out of or due to any and all federal, state and local tax liability (including interest, penalties and additions to taxes), if any, arising out of the operation of the Business or ownership of the Assets for any period prior to or including the Closing Date, except that this Section 9.4 shall not apply to any Assumed Liabilities or matters related thereto.

                  Section 9.5 Procedure for Indemnification with Respect to Third Party Claims. The Indemnified Party shall give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity set forth in this Article IX applies, which notice to be effective must describe said claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to control the defense or settlement of any such action subject to the provisions set forth below in the event such claim solely involves an action for monetary damages and could not affect the Indemnified Party's business going forward, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest, in the written opinion of counsel to the Indemnified Party , which opinion and counsel are reasonably satisfactory to the Indemnifying Party, that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim (except for failure resulting from the Indemnified Party's failure to timely give notice of such Indemnifiable Claim), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Except as permitted in the preceding sentence, the Indemnifying Party shall not be liable for any settlement solely for monetary damages effected without its written consent, which consent shall not be unreasonably withheld; provided, however, if such approval is unreasonably withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, at the time such consent is unreasonably withheld.

                  Section 9.6 Set Off and Recoupment. In addition to any other available remedies, the Indemnified Party shall have the right of set off and recoupment against additional amounts coming due to the Indemnifying Party under any of Seller's or Buyer's Documents or in the event that any claim or other right of indemnification arises in favor of the Indemnified Party under this Agreement. The Indemnified Party may proceed directly against the Indemnifying Party with respect to any obligations of Indemnifying Party to the Indemnifed Party. The party against whom such set off and recoupment is claimed retain the right to lawfully contest any such set off or recoupment in an action to collect any amounts due the party so claiming under this Agreement, or Buyer's or Seller's Documents or such other ancillary instruments. The inclusion of this special set off or recoupment provision shall not effect the availability, if any, of rights of set off or recoupment arising at law or in equity.


                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (a) By mutual written consent of Buyer and Seller; or

                  (b) By either Buyer or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before the Termination Date, unless extended pursuant to Section 4.1 of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) will not be available to any party, who fails intentionally and willfully to perform any of its material obligations under this Agreement which failure results in the failure of such transactions to be consummated by such time;

                  (c) By Seller if (i) any condition specified in Article VII hereto has not been met, or waived by Seller and Seller's Parent, at such time as such condition can no longer be satisfied, (ii) Seller and Seller's Parent are not in breach of their respective obligations under this Agreement, (iii) Seller and Seller's Parent have given Buyer written notice of all reasons for the proposed termination and (iv) Buyer has not cured or is in the process of curing any such condition within 10 days of receiving Seller's notice; or

                  (d) By Buyer if (i) any condition specified in Article VIII of this Agreement has not been met, or waived by Buyer, at such time as such condition can no longer be satisfied, (ii) Buyer is not in breach of its obligations under this Agreement, (iii) Buyer has given Seller and Seller's Parent written notice of all reasons for the proposed termination and (iv) neither Seller nor Seller's Parent has cured or is in the process of curing any such condition within 10 days of receiving Buyer's notice; or

                  (e) By either Buyer or Seller if a court of competent jurisdiction or Governmental Authority shall have issued a final, non-appealable order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to lift), permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, except if such action was commenced by Buyer.

                  Section 10.2 Results of Termination. In the event of any termination of this Agreement in accordance with Sections 10.1(a), (b) or (e) hereof, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination. In the event of any termination of this Agreement in accordance with Section 10.1(c) or (d), the parties reserve their rights to take any action permitted by law, including, without limitation, as provided in
Section 11.4 hereof.

                  Section 10.3 Amendment. This Agreement may be amended only by the written agreement of Buyer, Buyer's Parent, Seller and Seller's Parent.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1   Non-Competitions; Non-Disclosure;
Non-Solicitation.

                  (a) During the period commencing on the date first written above and continuing through the fifth anniversary of the Closing Date, neither Seller nor Seller's Parent shall, individually or jointly with others, directly or indirectly, own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged or otherwise involved in the Business within the State of Florida, or operate under any derivative using the name "ParaComm", without first obtaining the prior written consent of Buyer, which may be withheld for any reason in the sole discretion of Buyer.

                  (b) In the course of operation of the business of Seller, Seller and Seller's Parent have received, and will continue to receive information that gives Seller an advantage over its competitors, and which is confidential and proprietary, relating to names and preferences of customers, the costs and profits of particular lines, products and markets, technological data, computer programs, know-how, potential acquisitions, sources of financing, corporate operating and financing strategies, expansion plans and similar related information (together, the "Confidential Material"). At no time during the period commencing on the date first written above and continuing through the fifth anniversary of the Closing Date, shall Seller or Seller's Parent, individually or jointly with others, for the benefit of itself or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use any Confidential Material. Seller and Seller's Parent severally, acknowledge that any disclosure of the Confidential Material would cause material and irrevocable harm to Buyer and its business.

                  (c) At no time during the period commencing on the date first written above and ending on the fifth anniversary of the Closing Date, shall Seller or Seller's Parent, for itself or on behalf of any other Person, directly or indirectly, through an agent or otherwise, (i) contact any employee of Buyer for the purpose of hiring, diverting or otherwise soliciting such employee; or
(ii) contact any customer (including Subscribers), client or business partner of Buyer for the purpose of soliciting, diverting or taking away any customer (including Subscribers), client or business partner from Buyer.

                  (d) Seller and Seller's Parent acknowledge and agree that Buyer's remedy at law for any breach of any of Seller's or Seller's Parent's obligations under this Section 11.1 would be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in a proceeding which may be brought to enforce any provision of this Section 11.1 without the necessity of proof of actual damage.

                  Section 11.2 Expenses. Except as otherwise provided herein, Buyer and Buyer's Parent, on the one hand, and Seller and Seller's Parent, on the other hand, acknowledge and agree that all costs and expenses, including, without limitation attorneys', brokers' or finders' fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

                  Section 11.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission (and a copy is mailed by regular mail within 24 hours of such transmission), in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a) If to Buyer or to Buyer's Parent to:

                           c/o Cerberus Partners, L.P.
                           450 Park Avenue
                           New York, New York 10022
                           Attention: Mark A. Neporent

                           with a copy (which shall not constitute notice) to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Stuart Freedman, Esq.

                  (b) If to Seller or to Seller's Parent to:

                           c/o DualStar Technologies Corporation


                           50 Main Street, 15th Floor
                           White Plains NY 10606
                           Attn: Gregory  Cuneo

                           with a copy (which shall not constitute notice) to:

                           Thompson Hine, LLP
                           One Chase Manhattan Plaza, 58th Floor
                           New York, New York 10005
                           Attention:  Bernard S. Carrey


or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 11.3.

                  Section 11.4 Specific Performance. The parties hereto recognize that, because of the nature of the subject matter of this Agreement, it would be impractical and extremely difficult to determine actual damages in the event of a breach of this Agreement. Accordingly, if Seller or Seller's Parent commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, Buyer shall have the right to seek and receive a temporary restraining order, injunction or other equitable remedy relating to the prevention or cessation of such breach or threatened breach, including, without limitation, the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that money damages will not provide an adequate remedy.

                  Section 11.5 Third Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                  Section 11.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto.

                  Section 11.7 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective affiliates, successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other Person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement without the consent of the other parties so long as any such assignee shall also assume Buyer's obligations hereunder.

                  Section 11.8 Applicable Law. This Agreement and they legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law rules of such state.

                  Section 11.9 Jurisdiction. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  Section 11.10 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and all the parties hereto shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  Section 11.11 Bulk Sales. Seller and Seller's Parent represent and warrant that no bulk sales law of any state is applicable to the transactions contemplated by this Agreement. Seller and Seller's Parent, jointly and severally, hereby agree to defend, indemnify and forever hold Buyer harmless from and against any and all liability (including any claims, suits or demands against Buyer), loss, cost (including reasonable attorney's fees), expense or damage of any kind which Buyer may suffer as a result of any provision of any applicable bulk sales law.

                  Section 11.12 Further Assurances. At, and from time to time after the date first written above, at the request and expense of Buyer but without further consideration, Seller or Seller's Parent will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Buyer reasonably may request in order more effectively to convey, transfer, assign and deliver to Buyer, and to place Buyer in possession and control of, any of the rights, properties, assets and business intended to be sold, conveyed, transferred, assigned and delivered hereunder, or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable Buyer to exercise and enjoy all rights and benefits of Seller or Seller's Parent with respect thereto.

                  Section 11.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 11.14 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                   BUYER:
                                   -----

                                   PCM ACQUISITIONS CORP.



                                   By:  ________________________________
                                   Name:
                                   Title:

                                   BUYER'S PARENT:
                                   --------------

                                   MADELEINE, L.L.C.



                                   By:  ________________________________
                                   Name:
                                   Title:

                                   SELLER:
                                   ------

                                   PARACOMM INC.

                                   By:  ________________________________
                                   Name:
                                   Title:

                                   PARENT:
                                   ------

                                   DUALSTAR TECHNOLOGIES CORPORATION

                                   By:  ________________________________
                                   Name:
                                   Title:

                                     ANNEX I

                             INDEX OF DEFINED TERMS


Arbitration Accountants                                     Section 3.6(b)(ii)
Assets                                                          Section 2.1(a)
Assumed Liabilities                                                Section 2.3
Audited Inventory Amount                                   Section 3.6(b)(iii)
Audited Payable Amount                                     Section 3.6(b)(iii)
Audited Pro Rated Items                                    Section 3.6(b)(iii)
Audited Receivable Amount                                  Section 3.6(b)(iii)
Audited Subscribers Number                                 Section 3.6(b)(iii)
Bill of Sale, Assignment and Assumption Agreement               Section 4.2(a)
Books and Records                                               Section 2.1(b)
Business                                                              Recitals
Buyer                                                             Introduction
Buyer Inventory Amount                                          Section 3.6(a)
Buyer Payable Amount                                            Section 3.6(a)
Buyer Pro Rated Items                                           Section 3.6(a)
Buyer Receivable Amount                                         Section 3.6(a)
Buyer Subscriber Number                                         Section 3.6(a)
Buyer's Parent                                                    Introduction
Causes of Action                                            Section 2.1(a)(xi)
Closing                                                            Section 4.1
Closing Date                                                       Section 4.1
Closing Purchase Price Adjustment                               Section 3.2(b)
Code                                                               Section 3.4
Competing Transaction                                              Section 6.2
Confidential Material                                          Section 11.1(b)
Consents                                                           Section 8.4
Contracts                                                    Section 2.1(a)(i)
Damages                                                         Section 9.2(a)
Excluded Assets                                                 Section 2.1(b)
Excluded Liabilities                                               Section 2.5
Financial Statements                                            Section 5.2(d)
Governmental Authority                                          Section 5.1(a)
Indemnifiable Claim                                             Section 9.2(a)
Indemnification Notice                                             Section 9.5
Intellectual Property                                       Section 2.1(a)(ix)
Lease                                                       Section 5.2(i)(ii)
Liens                                                           Section 2.1(a)
Locations                                                            Recitals
Material Adverse Effect                                      Section 5.2(e)(i)
Material Contracts                                              Section 5.2(m)

MDU                                                          Section 5.2(z)(i)
Miscellaneous Assets                                         Section 2.1(a)(x)
New Note                                                           Section 3.1
Objection Notice                                             Section 3.6(b)(i)
Old Note                                                              Recitals
Permits                                                    Section 2.1(a)(iii)
Person                                                          Section 2.1(a)
Personal Property                                            Section 2.1(a)(v)
Personal Property Leases                                  Section 2.1(a)(viii)
Preliminary Audit                                               Section 3.6(a)
Principal Amount                                                   Section 3.1
Pro Rated Items                                                    Section 3.3
Purchase Price                                                     Section 3.1
Purchase Price Adjustment Certificate                           Section 3.2(a)
Purchase Price Note                                                Section 3.1
Real Property Leases                                       Section 2.1(a)(vii)
ROE                                                          Section 5.2(z)(i)
Seller                                                            Introduction
Seller Inventory Amount                                         Section 3.2(a)
Seller Payable Amount                                           Section 3.2(a)
Seller Receivable Amount                                        Section 3.2(a)
Seller Subscriber Number                                        Section 3.2(a)
Seller's Documents                                              Section 5.2(b)
Seller's Parent                                                   Introduction
Subscribers                                                 Section 5.2(z)(ii)
Tax Return                                                   Section 5.2(g)(i)
Taxes                                                        Section 5.2(g)(i)
Termination Date                                                   Section 4.1
Transfer Taxes                                                     Section 6.8
Waiver                                                             Section 3.1


                                       2